UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐ Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CAR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 5, 2011, Starwood Property Trust, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.  The following matters were considered and acted upon, with the results indicated below.

Proposal 1 — Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard D. Bronson	53,679,898	412,311	10,185,472
Jeffrey F. DiModica	51,961,460	2,130,749	10,185,472
Jeffrey G. Dishner	45,523,369	8,568,840	10,185,472
Camille J. Douglas	53,596,027	496,182	10,185,472
Boyd W. Fellows	52,806,186	1,286,023	10,185,472
Barry S. Sternlicht	52,639,109	1,453,100	10,185,472
Strauss Zelnick	53,678,598	413,611	10,185,472

Proposal 2 — Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
53,065,140	931,281	95,785	10,185,475

Proposal 3 — Advisory Vote on the Frequency of Say on Pay Votes

Every Three Years	Every Two Years	Every Year	Abstentions	Broker Non-Votes
18,652,840	222,648	35,153,519	63,199	10,185,475

Proposal 4 — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2011

For	Against	Abstentions	Broker Non-Votes
64,100,681	96,531	80,469	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2011	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory